Exhibit 99.1

News release

For immediate release

Vertiv to Acquire ThermoKey, Expanding Heat Rejection Portfolio for Converged Physical Infrastructure

Transaction expected to increase customer optionality across the thermal chain to optimize power utilization and energy efficiency for AI-ready data centers

Columbus, Ohio [March 23, 2026] – Vertiv (NYSE: VRT), a global leader in critical digital infrastructure, today announced it has entered into an agreement to acquire ThermoKey S.p.A., a leading provider of heat rejection and heat-exchange technologies with long-standing relationships across original equipment manufacturers (OEMs) and system integrators, as part of Vertiv’s continued investment in advanced cooling solutions to support high-density AI data centers. Upon closing, the acquisition is expected to expand Vertiv’s thermal management portfolio and manufacturing capabilities, particularly in EMEA, and strengthen its ability to deliver comprehensive solutions across the end-to-end thermal chain for AI factories and high-density data centers.

Upon closing, ThermoKey is expected to further Vertiv’s converged physical infrastructure path by expanding the range of thermal technologies available to customers and enhancing Vertiv’s ability to support integrated, system-level thermal architectures that help customers stay multiple compute generations ahead. ThermoKey’s portfolio of dry coolers and microchannel-based heat-exchange solutions complements Vertiv’s end-to-end thermal chain, giving customers flexibility to optimize for performance, site conditions, and growth.

“Heat rejection is becoming increasingly critical for data centers and AI factories as the industry seeks new ways to unlock capacity, improve energy efficiency, and scale with confidence,” said Giordano Albertazzi, CEO at Vertiv. “Through our work with ThermoKey, we have come to value its differentiated heat-exchange technologies, engineering depth, and relationships across OEMs and system integrators. This acquisition is expected to expand the options available to our customers as they adopt more efficient cooling strategies and build infrastructure designed to stay ahead of rapidly evolving compute demands.”

Founded in 1991 and based in Italy, ThermoKey brings more than three decades of engineering and manufacturing experience in heat exchangers for data center cooling and other demanding applications. The company has built long-standing relationships with leading manufacturers and installers worldwide and is recognized for its engineering know-how, application expertise, and customer collaboration across data center, OEM, and process-cooling environments. Its differentiated engineering capabilities, microchannel technologies, and compatibility with low-GWP and natural refrigerants position it as a strong fit for advanced, energy-intensive AI data center environments.

ThermoKey’s in-house design and production capabilities, together with its portfolio of heat exchangers, dry coolers, air cooled condensers, and liquid cooling systems, are expected to enhance Vertiv’s broader thermal technology base and manufacturing flexibility. In addition, ThermoKey’s available production capacity is expected to support Vertiv’s ongoing thermal portfolio expansion and help address elevated customer demand in critical thermal infrastructure categories.

For customers, the acquisition is expected to provide several advantages, including:

•	enhanced support for high-efficiency cooling strategies in AI and high-density applications,

•	improved system-level integration across thermal infrastructure within Vertiv’s converged physical infrastructure,

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the ability to optimize across liquid cooling, air cooling, and heat rejection as an integrated thermal chain, including expanded heat rejection capabilities, such as Vertiv™ TrimCooler systems, to improve power utilization and efficiency, and

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expanded access in EMEA to advanced dry-cooling and heat-exchange technologies, and enhanced engineering and manufacturing support for the speed and scale required in next-generation data center deployments.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals, and is expected to close in the second quarter of 2026.

For more information about Vertiv’s portfolio of solutions, visit Vertiv.com.

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About Vertiv

Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.

Category: Financial News

Forward-looking statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act. These statements are only a prediction. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Readers are referred to Vertiv’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning Vertiv and its operations. Those risk factors and risks related to the proposed transaction, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: the timing and consummation of the proposed transaction; the risk that the closing does not occur; expected expenses related to the transaction; the possible diversion of management time on issues related to the transaction; the ability of Vertiv to maintain relationships with customers and suppliers of ThermoKey; and the ability of Vertiv to retain management and key employees of ThermoKey. Vertiv is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries, please contact:

Lynne Maxeiner

Vice President, Global Treasury & Investor Relations

Vertiv

E lynne.maxeiner@vertiv.com

For media inquiries, please contact:

Ruder Finn for Vertiv

E Vertiv@RuderFinn.com

SOURCE Vertiv Holdings Co

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